EXHIBIT 4.3

HAMILTON LANE INCORPORATED
2017 EQUITY INCENTIVE PLAN

HAMILTON LANE, INCORPORATED
2016 EQUITY INCENTIVE PLAN
SECTION 1 - PURPOSE AND DEFINITIONS
(a)    Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Non-Employee Directors and Consultants, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Company Affiliate.
(b)    Definitions
(1)    “Award” shall mean an ISO, NQSO, Performance Stock, PSU, SAR, Restricted Stock, RSU, Bonus Share, or Dividend Equivalents, awarded under the Plan by the Company to an Employee, a Consultant or a Non-Employee Director.
(2)    “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 10.
(3)    “Board” shall mean the Board of Directors of the Company.
(4)    “Bonus Shares” shall mean a grant of unrestricted Common Shares pursuant to Section 9(a).
(5)    “Cause” shall mean, in the case of a Grantee who has an effective employment agreement or consulting agreement with the Company or a Company Affiliate at the time of Termination of Service, the meaning ascribed to it in that agreement, and in the case of any other Grantee, the following:
(A)    fraud or dishonesty in connection with the Grantee’s employment or service, or theft, misappropriation or embezzlement of the Company’s and/or any Company Affiliate’s funds or other property;
(B)    conviction or indictment of the Grantee or the entering of a plea of nolo contendere by the Grantee with respect to any felony, crime involving fraud or misrepresentation, or any other crime (whether or not such felony or crime is connected with his or her employment or service) the effect of which in the judgment of the Board is likely to affect, materially and adversely, the Company and/or any Company Affiliate;
(C)    abuse of alcohol or other drugs which materially interferes with the performance by the Grantee of his or her duties, or the use by the Grantee of any illegal drugs or narcotics; or
(D)    the Grantee’s engaging in any Competition or breaching his or her Non-Competition Agreement while employed by, or providing services to, the Company or a Company Affiliate.

(6)    “Change in Control” shall mean the occurrence of any of the following events:
(A)    any person or any group of persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto (excluding any Permitted Transferee or any group of Permitted Transferees or then-current employees of the Company or any Company Affiliate) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities;
(B)    the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the IPO Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (B);
(C)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the persons who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger or consolidation do not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the person resulting from such merger or consolidation; or
(D)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company's assets, other than the sale or other disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by shareholders of the Company in substantially the same proportions as their beneficial ownership of such securities of the Company immediately prior to such sale.
(7)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(8)    “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist solely of not fewer than two directors of the Company, each of whom shall be appointed by and serve at the pleasure of the Board, and each of whom are intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of Nasdaq Marketplace Rule 4200(a)(15), or any successors thereto.
(9)    “Common Shares” shall mean the Class A common shares of the Company.
(10)    “Company” shall mean Hamilton Lane Incorporated, a Delaware corporation.
(11)    “Company Affiliate” shall mean any person or entity that is a subsidiary of, or controlled directly or indirectly by, the Company. For the purposes of this definition, “control” means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Company Affiliate shall also mean HLA Investments, LLC and any joint venture in which the Company has a significant equity interest, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, for purposes of Options intended to qualify as ISOs, the term “Company Affiliate” shall mean each “subsidiary corporation” of the Company, as defined in Code §424(f).
(12)    “Competition” shall mean any of the following activities:
(A)    engaging in, working for, providing services to, participating in the ownership, management, or operation of, or having a financial interest in any business engaged in the same or similar activities to those now or hereinafter carried on by the Company or any Company Affiliate (other than as a passive owner of not more than one percent (1%) of the outstanding publicly traded stock of any company in such business);
(B)    interfering with the relationship of the Company or any Company Affiliate and any of its employees (including, but not limited to, causing, soliciting or otherwise helping another business to hire any employee of the Company or any Company Affiliate);
(C)    directly or indirectly diverting (or attempting to divert) from the Company or any Company Affiliate any business in which the Company or any Company Affiliate has been actively engaged;
(D)    interfering with the relationship of the Company or any Company Affiliate with any of their respective clients or prospective clients; or

(E)    disclosing (except in the good-faith performance of a Grantee’s services to the Company or any Company Affiliate) to any person (other than an employee of the Company, any Company Affiliate, and/or any of their respective authorized professional advisers), or using for himself or herself, any confidential proprietary information belonging to or relating to the Company or any Company Affiliate.
(13)    “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Company Affiliate to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.
(14)    “Covered Employee” shall mean any Employee who is a “covered employee” within the meaning of Code section 162(m).
(15)    “Disability” shall mean, unless otherwise defined in a Grantee’s employment agreement with the Company (if any), a physical or mental condition which is expected to render a Grantee materially unable to perform his or her usual duties, or any comparable duties, for the Company or a Company Affiliate for a period of ninety (90) consecutive days, as reasonably determined by the Committee.
(16)    “Dividend Equivalents” shall mean the right to receive an amount equal to the regular cash dividends paid by the Company upon one Common Share which is awarded to a Grantee in accordance with Section 8(e) or Section 9(b) of the Plan.
(17)    “Employee” shall mean an officer or other employee of the Company or a Company Affiliate.
(18)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(19)    “Fair Market Value” shall mean the following, arrived at by a good-faith determination of the Committee:
(A)    the closing price of the Common Shares on a registered securities exchange or an over-the-counter market on the applicable date; or
(B)    such other method of determining fair market value that complies with Code §§422 and 409A and that is adopted by the Committee.
(20)    “Good Reason” shall mean Termination of Service by an Employee or Consultant only if such Termination of Service is based on:
(A)    the Company’s material breach of the Employee’s employment agreement with the Company (if any), or of the Consultant’s consulting agreement with the Company (provided that the Employee or Consultant shall have given notice of such breach to the Company and such breach continues after a thirty (30) day cure period); or

(B)    the Company’s reduction of the Employee’s annual base salary, without his or her written consent, unless such reduction is pursuant to a general reduction in annual base salaries applicable to all similarly situated Employees.

(21)    “Grantee” shall mean an Employee, Non-Employee Director or Consultant who has been granted an Award under the Plan.
(22)    “HLA Substitution Awards” shall mean Awards granted in substitution for outstanding unit options and restricted units granted under the Hamilton Lane Advisors, L.L.C. 2003 Class C Interest Incentive Plan (the “HLA Plan”), in connection with the reorganization of Hamilton Lane Advisors, L.L.C. and related transactions pursuant to the initial public offering of the Company. Notwithstanding anything in the Plan to the contrary, the Award Agreements evidencing the HLA Substitution Awards shall supersede any contrary provisions in the Plan as the Committee, in its sole discretion, deems necessary or appropriate to (i) ensure that the terms and conditions of HLA Substitution Awards comply with any applicable requirements of Code §409A including, without limitation, the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D), and (ii) make the terms and conditions of HLA Substitution Awards consistent with the terms of the HLA Plan.
(23)    “IPO Date” shall mean the date on which the Common Shares are sold in an initial public offering.
(24)    “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422 and is designated as an ISO in the applicable Award Agreement.
(25)    “Non-Competition Agreement” shall mean a non-competition or a non-solicitation agreement (other than the provisions set forth in Section 16(b)) between the Grantee and the Company or Company Affiliate, pursuant to an employment or consulting agreement, or otherwise.
(26)    “Non-Employee Director” shall mean a director of the Company who is not an Employee.
(27)    “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO (whether or not it is designated as an ISO in the applicable Award Agreement) or is not designated an ISO in the applicable Award Agreement.
(28)    “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase Common Shares at a specified exercise price for a specified period of time.
(29)    “Performance Goals” shall mean the goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any Company Affiliate. The Committee shall establish the specific measures for each applicable goal for a Performance Period in accordance with the requirements of Section 2(d) hereof. Performance Goals need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: revenues, profit, consolidated net after-tax profit, income from operations, return on assets, return on net assets, return on equity, return on capital, market price appreciation of Common Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, cash flow, market share, revenue growth, net revenue growth, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a department, a division, a unit, or to the Company and/or one or more Company Affiliate and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an applicable index.
(30)    “Performance Period” shall mean a period of at least one (1) year and not more than five (5) years, selected by the Committee during which the performance of the Company or any Company Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.
(31)    “Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on the actual achievement of Performance Goals.
(32)    “Permitted Transferee” shall mean an individual or entity to which an Award may be transferred (if at all) pursuant to Section 17(d) or the Grantee's Award Agreement.
(33)    “Plan” shall mean the Hamilton Lane Incorporated 2017 Equity Incentive Plan, as set forth herein and as amended from time to time.
(34)    “PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on the actual achievement of Performance Goals.
(35)    “Restricted Period” shall mean the period of time during which RSUs or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Sections 7 and 8 of the Plan.
(36)    “Restricted Stock” shall mean Common Shares subject to restrictions determined by the Committee pursuant to Section 7.
(37)    “RSU” shall mean a restricted stock unit granted pursuant to Section 8.
(38)    “SAR” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Common Shares or in a combination thereof (such form to be determined by the Committee at or after grant, including after exercise of the SAR), determined by reference to appreciation in the value of Common Shares.
(39)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(40)    “Termination of Service” shall mean:
(A)    with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Company Affiliates, and
(B)    with respect to an Award granted to a Non-Employee Director or Consultant, the cessation of the provision of services as a director of or consultant to the Company and all Company Affiliates; provided however, that if the Grantee’s status changes from Employee, Non-Employee Director or Consultant to another status eligible to receive Awards under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Company Affiliates terminates.
For purposes of this paragraph (39), if a Grantee’s relationship is with a Company Affiliate, and not with the Company (i.e., if the Grantee is an Employee or Non-Employee Director of, or Consultant for, a Company Affiliate and not of the Company), in addition to a Termination of Service pursuant to (A) or (B), the Grantee shall incur a Termination of Service when such entity ceases to be a Company Affiliate, unless the Committee determines otherwise.
SECTION 2 - ADMINISTRATION
(a)    Power to Grant. The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.
Except with respect to his or her own Awards, the Chief Executive Officer of the Company may suggest Employees, Non-Employee Directors and Consultants to the Committee as candidates to be granted Awards under the Plan; provided, however, that Grantees shall be those Employees, Consultants and Non-Employee Directors designated by the affirmative action of the Committee to participate in the Plan. The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan and the terms and conditions of any and all Awards including, but not limited to, (i) the number of Common Shares to be covered by each Award; (ii) the time or times at which Awards shall be granted; (iii) the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs or NQSOs; (iv) the determination of the period of time during which restrictions on Restricted Stock or RSUs shall remain in effect; (v) the establishment and administration of any Performance Goals and Performance Periods applicable to Awards granted under the Plan; and (vi) the development and implementation of specific stock-based programs for the Company and any Company Affiliate that are consistent with the intent and specific terms of the framework created by this Plan. Appropriate officers of the Company or any Company Affiliate may suggest to the Committee the Employees, Consultants and Non-Employee Directors who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Grantees and for the same Grantee for each Award such Grantee may receive, whether or not granted at different times.
Notwithstanding the foregoing, to the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Employees, Consultants and Non-Employee Directors who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act, and (ii) not Covered Employees, provided that the Committee shall have fixed the total number of Common Shares subject to such grants.

(b)    Rules, Interpretations and Determinations. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder, in the manner and to the extent it deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. The Committee’s determinations under the Plan (including the determination of the Employees, Consultants and Non-Employee Directors to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements hereunder) may vary, and need not be uniform, whether or not any such Employees, Consultants and Non-Employee Directors could be deemed to be similarly situated. Except as otherwise required by the by-laws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good-faith with respect to the Plan or any Award granted under it.
(c)    409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Employees, Consultants and Non-Employee Directors of immediate tax recognition and additional taxes pursuant to such Section 409A. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award Agreement, any amount payable or shares distributable hereunder in connection with the vesting of any Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Employee, Consultant and Non-Employee Director in which the Employee’s, Consultant’s or Non-Employee Director’s (as applicable) rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Employee, Consultant or Non-Employee Director or any of his beneficiaries or transferees.
(d)    Performance Based Compensation Interpretations; Limitations on Discretion. Notwithstanding anything contained in the Plan to the contrary, to the extent the Committee has required upon grant that any Performance Stock or PSU must qualify as “other performance based compensation” within the meaning of Section 162(m)(4)(c) of the Code, the Committee shall (i) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Period to which the Performance Goal or Goals relate, and (ii) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.
SECTION 3 - COMMON SHARES
A maximum number of five million (5,000,000) Common Shares may be issued pursuant to Awards (including HLA Substitution Awards) granted under the Plan. In addition, the following limits shall apply:
(a)    The aggregate number of Common Shares subject to Options or SARs (other than HLA Substitution Awards) granted to a Grantee during any fiscal year under the Plan shall not exceed one hundred thousand (100,000) shares; and
(b)    The aggregate number of Common Shares subject to any type of Award (other than HLA Substitution Awards) that may be granted to a Grantee during any fiscal year under the Plan shall not exceed two hundred thousand (200,000) shares.
Except as provided herein, if any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Shares, the number of Common Shares with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall not count toward the maximum number of Common Shares that may be issued under the Plan as set forth in this Section 3 and shall continue to be available for future Awards granted under the Plan. However, if an Option or SAR is cancelled, the Common Shares covered by the cancelled Option or SAR shall be counted against the maximum number of shares specified above for Options and SARs that may be granted to a single Grantee. If any Option is exercised by surrendering Common Shares to the Company as full or partial payment or if tax withholding requirements are satisfied by withholding Common Shares, only the number of Common Shares issued net of Common Shares withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for future grant under the Plan. The rules described in this paragraph shall apply with respect to HLA Substitution Awards.

SECTION 4 - GRANTING OF AWARDS
The Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it, in its sole discretion, determines are warranted. An Employee, Consultant or Non-Employee Director may be granted more than one Award, including Awards of the same type, under the Plan and may receive more than one Award during any fiscal year of the Company.
SECTION 5 - TERMS AND CONDITIONS OF OPTIONS
Subject to the provisions of Section 4, Options may be granted to Grantees at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Grantee, except that ISOs may only be granted to Employees who satisfy the requirements for eligibility set forth under Code §424. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 3, the Committee shall determine the number of Options, if any, to be granted to the Grantee. Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Section 6); provided, however, that grants of ISOs shall not be granted in tandem with any other Awards.

(a)    Number of Shares. The Award Agreement shall state the number of Common Shares to which the Option pertains.
(b)    Exercise Price. The Award Agreement shall state the exercise price which shall be determined and fixed by the Committee in its discretion, but, except in the case of HLA Substitution Awards, the exercise price shall not be less than the higher of one hundred percent (100%) (one hundred ten percent (110%) in the case of an ISO granted to a more-than-ten-percent (x>10%) shareholder, as provided in subsection (g) below) of the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted or the par value thereof. Except as a result of any Adjustment Event as defined in Section 11, without prior shareholder approval the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SAR nor to grant any new Options or SARS or other Awards, including cash, in substitution for or upon the cancellation of Options or SARs previously granted which shall have the effect of reducing the exercise price of any outstanding Option or SAR.
(c)    Term. The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each Option shall be not more than ten (10) years from the date of grant (with respect to an ISO, five (5) years from the date of grant in the case of a more-than-ten-percent (x>10%) shareholder (as provided in subsection (g) below)). Each Option shall be subject to earlier termination as provided in subsection (f) below.

(d)    Exercise. Unless the Committee shall otherwise determine at the date an Option Award is made to the Grantee by the Committee, each Option shall become exercisable in four (4) equal annual installments beginning on the one (1) year anniversary of the date of grant, unless sooner terminated as otherwise provided herein; provided that: (i) no Option shall become exercisable earlier than one (1) year after the date of grant, and (ii) the Committee may establish performance-based criteria for exercisability of an Option.
Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). No fractional shares shall be issued or delivered pursuant to the Plan but the Grantee shall be paid, in lieu thereof, an amount in cash equal to the Fair Market Value of such fractional share.

The Committee, in its sole discretion, shall determine from the alternatives set forth in paragraphs (1) through (5) below the methods by which the exercise price may be paid. To the extent an Award Agreement does not include one or more alternative, the Committee hereby specifically reserves the right to exercise its discretion to allow the Grantee to pay the exercise price using such alternative:

(1)    in cash or, if permitted by the Committee, its equivalent;
(2)    in Common Shares previously acquired by the Grantee;
(3)    in Common Shares newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an ISO);
(4)    by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or
(5)    in any combination of paragraphs (1), (2), (3) and (4) above.
In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Shares used to pay the exercise price.

(e)    ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Company Affiliate) shall not exceed one hundred thousand dollars ($100,000). If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the one hundred thousand dollar ($100,000) limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder.
For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f)    Termination of Service. Unless otherwise determined by the Committee at the time of grant and set forth in the Award Agreement:
(1)    For Cause. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Options for Cause, any Options granted to such Grantee that are then not yet exercised shall be forfeited at the time of such termination (or, if earlier, at the time that the Company or Company Affiliate provides written notice of its intention to effect a Termination of Service) and shall not be exercisable thereafter and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.
(2)    Termination of Service for a Reason Other Than For Cause, Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than for Cause, death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) three (3) months after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised on the date of such Termination of Service (or, if earlier, on the date that the Company, Company Affiliate, or Grantee, as applicable, provides written notice of its (or his or her) intention to effect a Termination of Service), or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.
(3)    Disability. If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one (1) year after the date of such Termination of Service. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.
(4)    Death. Unless otherwise determined by the Committee at the time of grant and set forth in the Award Agreement, if a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (2) or (3) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one (1) year after the date of the Grantee’s death. Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised on the date of his or her death, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.
(g)    More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more-than-ten percent (x>10%) of the total combined voting power of all classes of stock of the Company or of a Company Affiliate immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five (5) years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.
SECTION 6 - SARs
(a)    Nature of SARs. An SAR entitles the Grantee to receive, with respect to each Common Share as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, Common Shares, or a combination thereof, as determined by the Committee. SARs may be granted to any Employee, Consultant or Non-Employee Director, all Employees, Consultants or Non-Employee Directors or any class of Employees, Consultants or Non-Employee Directors at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option or on a freestanding basis, not related to any other Award. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate Award Agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.
(b)    Exercise of SARs. Unless the Committee shall otherwise determine at the date an SAR Award is made to the Grantee by the Committee, the SAR shall become exercisable in four (4) equal annual installments beginning on the one (1) year anniversary of the date of grant, unless sooner terminated as otherwise provided herein; provided that: (i) no SAR shall become exercisable earlier than one (1) year after the date of grant, and (ii) the Committee may establish performance-based criteria for exercisability of any SAR. Any exercise of an SAR must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.
(c)    Other Terms. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any Termination of Service on the Grantee’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 were the grant of the SARs a grant of an Option. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the Common Shares for which the related Award is then exercisable.
SECTION 7 - RESTRICTED STOCK
(a)    General Requirements. The Committee, in its sole discretion, may make Awards to Grantees of Restricted Stock. Any Award made hereunder of Restricted Stock shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Grantee to pay the Company an amount equal to the par value per share or such other amount for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time Restricted Stock is granted, the Committee shall determine whether or not the Restricted Stock is Performance Stock.
(b)    Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares but not the right to receive dividends or other distributions. Unless the Committee determines otherwise, any certificates evidencing shares of Restricted Stock that may be issued will remain in the possession of the Company (or its designated service provider) until such shares are free of all restrictions under the Plan and the Grantee has satisfied any tax withholding obligations applicable to such shares.
(c)    Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock to be transferred during the Restricted Periods pursuant to Section 17(d), provided that any shares of Restricted Stock so transferred shall remain subject to the provisions of this Section 7.
(d)    Lapse of Restrictions.
(1)    In General. Unless the Committee shall otherwise determine at the date an Award of Restricted Stock is made to the Grantee by the Committee, the Restricted Period shall lapse in four (4) equal annual installments beginning on the one (1) year anniversary of the date of grant, unless sooner terminated as otherwise provided herein; provided that the Restricted Period shall not lapse earlier than one (1) year after the date of grant. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 12, Common Shares shall cease to be Restricted Stock for purposes of the Plan.
(2)    Termination of Service. Unless the Committee shall otherwise determine at the date of grant and set forth in the Award Agreement:

(A)    Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or disability, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock transferred or issued to such Grantee under the Plan.
(B)    Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any Restricted Stock granted to such Grantee shall be forfeited at the time of such termination (or, if earlier, at the time that the Company or Company Affiliate provides written notice of its intention to effect a Termination of Service), and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.
(C)    Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any reason other than death, disability, or Cause, any Restricted Stock granted to such Grantee that is subject to a Restricted Period as of the date of Termination of Service (or, if earlier, as of the date that the Company, Company Affiliate, or Grantee, as applicable, provides written notice of its (or his or her) intention to effect a Termination of Service) shall be forfeited at the time of such termination or notice of termination, as applicable.
(3)    Performance Stock. With respect to Performance Stock, the Restricted Period shall lapse at the end of the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such Performance Stock have been achieved, as determined by the Committee. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to vesting of any Performance Stock, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 3. In no event shall the Committee have discretion to increase the extent to which the restrictions applicable to Performance Stock shall lapse beyond the extent to which the Performance Goals have been satisfied. Except as provided in Section 12 or in a Grantee’s employment agreement, and unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period (or if prior to the end of the Performance Period, the Company, Company Affiliate, or Grantee, as applicable, provides written notice of its (or his or her) intention to effect a Termination of Service), the Grantee shall forfeit all Performance Stock granted with respect to such Performance Period.
(e)    Notice of Tax Election. Any Grantee making an election under section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within ten (10) days of the filing of such election with the United States Internal Revenue Service.

SECTION 8 - RSUs
(a)    Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 12, one Common Share, cash equal to the Fair Market Value of a Common Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.
(b)    Grant of RSUs. The Committee, in its sole discretion, may make Awards to Grantee of RSUs. Any Award made hereunder of RSUs shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. At the time of grant, the Committee shall determine the number of RSUs subject to the Award and whether or not the RSU is a PSU. The Company shall (or shall cause its service provider to) establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee; no Common Shares shall be issued at the time an Award of RSUs is made, and the Company shall not be required to set aside a fund for the payment of such Award. A Grantee shall not have any right, in respect of RSUs awarded pursuant to the Plan, to vote on any matter submitted to the Company’s stockholders until such time as Common Shares attributable to such RSUs have been issued to the Grantee.
(c)    Vesting.
(1)    In General. Unless the Committee shall otherwise determine at the date an Award of RSUs is made to the Grantee by the Committee, the Restricted Period shall lapse with respect to the RSUs in four (4) equal annual installments beginning on the one (1) year anniversary of the date of grant, unless sooner terminated as otherwise provided herein; provided that the Restricted Period shall not lapse earlier than one (1) year after the date of grant.
(2)    Termination of Service. Unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement:
(A)    Due to Death or Disability. In the event a Grantee experiences a Termination of Service by reason of death or disability, the Restricted Period will lapse as to the entire portion of the shares of RSUs granted to such Grantee under the Plan.
(B)    Due to Cause. In the event a Grantee experiences a Termination of Service for Cause, any RSUs granted to such Grantee shall be forfeited at the time of such termination (or, if earlier, at the time that the Company or Company Affiliate provides written notice of its intention to effect a Termination of Service), and the Committee may require that such Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of RSUs for a period of up to twelve (12) months prior to the Grantee’s Termination of Service for Cause.
(C)    Due to Any Other Reason. In the event a Grantee experiences a Termination of Service for any reason other than death, disability, or Cause, any

RSUs granted to such Grantee that are subject to a Restricted Period as of the date of Termination of Service (or, if earlier, as of the date that the Company, Company Affiliate, or Grantee, as applicable, provides written notice of its (or his or her) intention to effect a Termination of Service) shall be forfeited at the time of such termination or notice of termination, as applicable.
(3)    PSUs. With respect to PSUs, the Restricted Period shall lapse at the end of the applicable Performance Period to the extent the applicable Performance Goals established by the Committee for such PSUs have been achieved, as determined by the Committee. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to vesting of any PSUs, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 3. In no event shall the Committee have discretion to increase the extent to which the restrictions applicable to PSUs shall become payable beyond the extent to which the Performance Goals have been satisfied. Except as provided in Section 12 or in a Grantee’s employment agreement that is approved by the Committee, and unless the Committee shall otherwise determine at the date of grant and sets forth in the Award Agreement, if the Grantee’s Termination of Service occurs for any reason prior to the end of the Performance Period (or if prior to the end of the Performance Period, the Company, Company Affiliate, or Grantee, as applicable, provides written notice of its (or his or her) intention to effect a Termination of Service), the Grantee shall forfeit all PSUs granted with respect to such Performance Period.
(d)    Payment. Upon the vesting of an RSU in accordance with subsection (c) or Section 12, payment, in Common Shares or cash (as applicable), shall be made on the vesting date, unless a different date is specified in the Award Agreement.
(e)    Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents in connection with the grant of RSUs and PSUs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the payment date and vesting schedule applicable thereto and the impact of any Termination of Service on the Grantee’s rights with respect to such Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated RSU or PSU.
SECTION 9 - OTHER AWARDS
(a)    Bonus Shares. The Committee may grant Bonus Shares under this Plan. Such Bonus Shares shall be fully vested on the date made.
(b)    Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Grantees of Dividend Equivalents as a separate Award and not in connection with any other Award, except as otherwise specifically provided herein. Unless the Committee shall otherwise determine at the date an Award of Dividend Equivalents is made to the Grantee by the

Committee, such Dividend Equivalents shall accumulate until the third anniversary of the date of grant, shall vest and be paid upon such third anniversary provided the Grantee has not incurred a Termination of Service (and none of the Company, Company Affiliate, or Grantee has provided notice of intention to effect a Termination of Service) prior to such date and shall thereafter prior to the earliest of (i) the expiration date of such Award, (ii) the Grantee’s Termination of Service or (iii) the date on which the Company, Company Affiliate, or Grantee, as applicable, provides written notice of its (or his or her) intention to effect a Termination of Service, be paid to the Grantee at the same time as the corresponding cash dividends are paid to shareholders.
SECTION 10 - AWARD AGREEMENTS
Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions, as the Committee shall deem advisable that are not inconsistent with the provisions of the Plan.
SECTION 11 - ADJUSTMENT IN CASE OF CHANGES IN COMMON SHARES
The following shall be adjusted, as deemed appropriate by the Committee, to reflect any stock dividend, stock split, reverse stock split, split-up, spin-off, distribution, recapitalization, reorganization, merger, consolidation, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value, share combination or reclassification, extraordinary cash dividend or similar change in the capitalization of the Company (an “Adjustment Event”):

(a)    The maximum number and type of shares under the limits set forth in Section 3; and

(b)    The number and type of shares issuable upon exercise or vesting of outstanding Options, SARs, PSUs and RSUs under the Plan (as well as the option price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted).

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, SARs and RSUs (and a straight mathematical adjustment of the exercise price or Fair Market Value on the date of grant of a SAR), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of Common Shares covered by the Award would have been entitled to receive in connection with such Adjustment Event. Any shares of stock (whether Common Shares, shares of stock into which shares of Common Shares are converted or for which shares of Common Shares are exchanged or shares of stock distributed with respect to Common Shares) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as otherwise provided by the Committee, be subject to the same terms and conditions (and to the same extent) as were applicable to such Awards prior to the Adjustment Event.
SECTION 12 - CHANGE IN CONTROL
(a)    Full Vesting. Unless determined otherwise by the Committee and subject to the provisions of Subsection 12(d) (relating to Section 409A) and Section 13 (relating to Options, SARs, Restricted Stock, and RSUs assumed or converted by an acquirer), in the event of a Change in Control, each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each RSU then outstanding. In connection with such a Change in Control, the Committee may, in its sole discretion, provide that each Option, SAR, Restricted Stock and/or RSU shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change in Control Price. Such Settlement Payment shall be in the form of cash or other property as determined by the Committee. Notwithstanding anything in this Section to the contrary, nothing herein shall increase or decrease the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.
(b)    Performance-Based Awards. Unless determined otherwise by the Committee and subject to the provisions of Section 13, in the event of a Change in Control, (a) any outstanding Performance Stock and PSUs relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, and (b) all then-in-progress Performance Periods for Performance Stock and PSUs that are outstanding shall end, and all Grantees shall be deemed to have earned an award equal to the Grantee’s target award opportunity for the Performance Period in question. The Company may, in its sole discretion and on such terms and conditions as it deems appropriate, pay all such Awards either (i) in Common Shares and/or (ii) as a Settlement Payment in cash or other property on the thirtieth (30th) day following such Change in Control, based on the Change in Control Price.
(c)    Change in Control Price. For purposes of this Plan, “Change in Control Price” means the highest price per Common Share paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs; provided that, with respect to any portion of any Option or SAR, the Change in Control Price shall not exceed the Fair Market Value of the Common Shares on the date that a Change in Control occurs.

(d)    Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed solely on account of a Change in Control (as opposed to being paid or distributed on account of Termination of Service or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change in Control, the term Change in Control shall be deemed to be defined in the same manner as a "change in control event" is defined in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change in Control under the Plan is not a change of control event as defined under Section 409A, then such distribution or payment shall be distributed or paid at the next event, occurrence or date specified under the Plan or Award Agreement at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.
SECTION 13 - ALTERNATIVE AWARDS
Notwithstanding Section 12, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, RSU, Performance Stock and/or PSU if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Grantee’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(a)    be based on stock that is traded on an established securities market;
(b)    provide such Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedules;
(c)    have substantially equivalent value to such Award (determined at the time of the Change in Control); and
(d)    have terms and conditions which provide that in the event that the Grantee’s employment is involuntarily terminated for any reason other than for Cause, all of such Grantee’s Awards shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the fair market value of such stock on the date of the Grantee’s termination (with respect to any Restricted Stock, and/or RSUs), (ii) the excess of the fair market value of such stock on the date of the Grantee’s termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Grantee’s target award opportunity for the Performance Period in question (with respect to any performance–based Awards).

SECTION 14 - AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS
The Board, pursuant to resolution, may at any time and from time to time amend, modify or suspend the Plan, in whole or in part, without notice to or consent of any Employee, Consultant or Non-Employee Director, provided, however, that the following amendments shall require the approval of shareholders:

(1)    a change in the class or classes of employees eligible to participate in the Plan with respect to ISOs;
(2)    except as permitted under Section 11, an increase in the maximum aggregate number of Common Shares with respect to which ISOs may be granted under the Plan;
(3)    modification of the material terms of a “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and
(4)    any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Shares are listed or traded.
Subject to the provisions of the Plan, the Committee may amend an outstanding Award in any respect whatsoever and at any time, in whole or in part, without notice to or consent of any Grantee.

No amendment, modification or termination of the Plan or any Award shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Grantee, provided, however, that (i) any change pursuant to, and in accordance with the requirements of, Section 13; (ii) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or (iii) any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.
SECTION 15 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS
The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No Awards shall be granted hereunder after the tenth (10th) anniversary of the date the Plan becomes effective. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.
SECTION 16 - NON-COMPETITION
As a condition of receiving an Award hereunder, Grantees shall be bound by the provisions of this Section 16.
(a)    Non-Disclosure. No Grantee may ever engage in the form of Competition described in Section 1(b)(12)(E) while employed by, or providing services to, the Company or any Company Affiliate or after his or her Termination of Service (for any reason).

(b)    Grantees Not Otherwise Subject to Non-Competition Agreements. This subsection (b) shall apply to Grantees who are not otherwise subject to a Non-Competition Agreement. A Grantee may not engage in Competition while he or she is employed by, or is providing services to, the Company or any Company Affiliate. If a Grantee has a voluntary Termination of Service that is without Good Reason, the Grantee may not engage in Competition for a period of six (6) months from the date of such Termination of Service; provided, however that with respect to that form of Competition described in Section 1(b)(12)(E), the applicable time period shall be indefinite. If a Grantee violates the provisions of this Section 16, the Company may exercise any rights it has, in law or in equity (including rights to consequential damages) stemming from the fact that the Grantee has engaged in Competition in violation of the provisions of this Section 16.
(c)    Grantees Subject to Non-Competition Agreements. This subsection (c) shall apply to Grantees who are subject to a Non-Competition Agreement. Grantees who are subject to a Non-Competition Agreement shall be bound by and comply with the terms and conditions of any such agreement as a condition of receiving an Award under the Plan. If a Grantee violates the provisions of this Section 16, the Company may exercise any rights it has, in law or in equity (including rights to consequential damages) stemming from the fact that the Grantee has violated the provisions of this Section 16 or his or her Non-Competition Agreement.
SECTION 17 - MISCELLANEOUS
(a)    Effective Date. This Plan shall become effective as of the later of (i) the calendar day immediately prior to the IPO Date, or (ii) the date the shareholders of the Company approve the Plan.
(b)    Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement and this Plan. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Company Affiliate shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate (or a book entry representing ownership of such shares) to him or her for such shares, except as otherwise provided under Section 7(b) (regarding Restricted Stock).
(c)    Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Company Affiliate, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct, fraud or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s Certificate of Incorporation, by-laws or Delaware law.
(d)    Transferability; Registration. No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs. If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.
(e)    Beneficiary Designation. Each Grantee may designate the person(s) or entities as the beneficiary(ies) to whom the Grantee’s Award may (subject to the provisions of the Plan) be paid in the event of the Grantee’s death prior to the payment of such Award to him or her. Each beneficiary designation shall be substantially in the form determined by the Committee and shall be effective only when filed with the Committee (or the designated service provider) during the Grantee’s lifetime. Any beneficiary designation may be changed by a Grantee without the consent of any previously designated beneficiary or any other person or entity, unless otherwise required by law, by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed. If any Grantee fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Grantee predeceases the Grantee, the Committee may direct such Grantee’s Award to be paid to the Grantee’s surviving spouse or, if the Grantee has no surviving spouse, then to the Grantee’s estate.
(f)    Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Common Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of Common Shares thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock, RSU or Bonus Shares may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.
(g)    Withholding and Use of Shares to Satisfy Tax Obligations. The Company and any Company Affiliate shall have the right and power to deduct from all payments or distributions hereunder, or require a Grantee to remit to the Company promptly upon notification of the amount due, an amount (which may include Common Shares) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Common Shares until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Grantee to elect, subject to such conditions as the Committee shall impose, (a) to have Common Shares otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired Common Shares (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.
(h)    Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Company Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).
(i)    Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Shares received in payment for shares shall become treasury stock.
(j)    No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.
(k)    Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of Delaware (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.
(l)    Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
(m)    No Guarantee of Participation. Except to the extent expressly selected by the Committee to be a Grantee, no person (whether or not an Employee, Consultant, Non-Employee Director or a Grantee) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.
(n)    No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any Company Affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.
(o)    Requirements of Law. The granting of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(p)    No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Employee’s right under any such plan, policy or program.
(q)    No Constraint on Corporate Action. Except as provided in Section 14, nothing contained in this Plan shall be construed to prevent the Company or any Company Affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No Employee, Consultant, Non-Employee Director, beneficiary, or other person, shall have any claim against the Company, or any Company Affiliate, as a result of any such action.
(r)    Clawback. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).